Exhibit 10.1

FORM OF LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of October 22, 2024 by and among DT Cloud Acquisition Corporation., a Cayman Islands exempted company (“SPAC”), Maius Pharmaceutical Co., Ltd., a Cayman Islands exempted company (the “Company”), Maius Pharmaceutical Group Co., Ltd., a Cayman Islands exempted company (“Pubco”) and the undersigned shareholder (the “Holder”).

A. SPAC, the Company, Pubco and XXW Investment Limited as the Company shareholders’ representative (the “Shareholders’ Representative”), among other parties, entered into business combination agreement dated as of October 22, 2024 (the “Merger Agreement”).

B.The Holder is or will be the record and/or beneficial owner of certain Pubco Ordinary Shares pursuant to the Merger Agreement.

C. As a condition of, and as a material inducement for Company and SPAC to enter into and consummate the transactions contemplated by the Merger Agreement, the Holder has agreed to execute and deliver this Agreement.

D. Capitalized terms not defined herein shall have the same meanings as assigned in the Merger Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1. Lock-Up.

(a) During the Lock-up Period, the Holder agrees that it, he or she will not (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, offer to sell, contract or agree to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, rights or warrant to purchase, or otherwise transfer or dispose of or agree to transfer or dispose of, directly or indirectly, any of the Lock-up Shares (as defined below), or enter into a transaction that would have the same effect, (ii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-up Shares or otherwise, (iii) engage in any Short Sales (as defined below) with respect to the Lock-up Shares, or (iv) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii), (iii) or (iv) above is to be settled by delivery of Lock-up Shares or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii), (iii) or (iv), a “Prohibited Transfer”).

(b) In furtherance of the foregoing, during the Lock-up Period, the Pubco will (i) place an irrevocable stop order on all the Lock-up Shares, including those which may be covered by a registration statement, and (ii) notify the Pubco’s transfer agent in writing of the stop order and the restrictions on the Lock-up Shares under this Agreement and direct the Pubco’s transfer agent not to process any attempts by the Holder to resell or transfer any Lock-up Shares, except in compliance with this Agreement.

(c) For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(d) The term “Lock-up Period” means the period commencing on the Closing Date and ending on the date that is 180 days after the Closing Date (as defined in the Merger Agreement).

(e) Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Shares in connection with (a) transfers or distributions to the Holder’s direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) or to the estates of any of the foregoing; (b) transfers by bona fide gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is the Holder or a member of the Holder’s immediate family for estate planning purposes; (c) by virtue of the laws of descent and distribution upon death of the Holder; (d) pursuant to a qualified domestic relations order, (e) transfers pursuant to a bona fide third-party tender offer, merger, stock sale, recapitalization, consolidation or other transaction involving a change of control of Pubco; provided, however, that in the event that such tender offer, merger, recapitalization, consolidation or other such transaction is not completed, the Lock-Up Shares subject to this Agreement shall remain subject to this Agreement, (f) the establishment of a trading plan pursuant to Rule 10b5-1 promulgated under the Exchange Act; provided, however, that such plan does not provide for or permit the transfer of Lock-up Shares during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-up Period, (g) transfers to satisfy tax withholding obligations in connection with the exercise of options to purchase shares of Pubco Ordinary Shares or the vesting of stock-based awards, provided, however, that all Pubco Ordinary Shares received upon such exercise or vesting or transfer will remain subject to the restrictions of this Agreement during the Lock-up Period; and (h) transfers in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase Pubco Ordinary Shares; provided, however, that, in the case of any transfer pursuant to the foregoing (a) through (d) clauses, it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of this Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto; and (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period.

(f) If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and Pubco shall refuse to recognize any such purported transferee of the Lock-up Shares as one of its equity holders for any purpose.

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(g) During the Lock-Up Period, each certificate evidencing any Lock-up Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF OCTOBER 22, 2024, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), A CERTAIN REPRESENTATIVE OF THE ISSUER NAMED THEREIN AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(h) For the avoidance of any doubt, Holder shall retain all of its rights as a shareholder of Pubco with respect to the Lock-up Shares during the Lock-Up Period, including the right to vote any Lock-up Shares, but subject to the obligations under the Merger Agreement.

2. Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any Pubco Ordinary Shares, or any economic interest in or derivative of such shares, other than those Pubco Ordinary Shares issued or will be issued pursuant to the Merger Agreement (the “Merger Shares”). For purposes of this Agreement, the Merger Shares beneficially owned by the Holder, together with any other SPAC Ordinary Shares or Pubco Ordinary Shares, and including any securities convertible into, or exchangeable for, or representing the rights to receive SPAC Ordinary Shares or Pubco Ordinary Shares, if any, acquired during the Lock-up Period are collectively referred to as the “Lock-up Shares,” provided, however, that such Lock-up Shares shall not include Pubco Ordinary Shares acquired by such Holder in open market transactions during the Lock-up Period.

3. Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is a binding and enforceable obligation of such party and, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Holder has independently evaluated the merits of his/her/its decision to enter into and deliver this Agreement, and such Holder confirms that he/she/it has not relied on the advice of Company, Company’s legal counsel, or any other person.

4. No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

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5. Notices. Any notices required or permitted to be sent hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by email, on the date that transmission is confirmed electronically, if by 4:00PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

(a) If to Pubco and the Company, to:

Shanghai Maius Pharmaceutical Technology Co., Ltd.

Room 913, Building 1, No. 515 Huanke Road, Pudong New District,

Shanghai, China
Attention: Mingfeng Shi
E-mail: shimingfeng@maiuspharma.com

with a copy to (which shall not constitute notice):

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas

31st Floor

New York, NY 10036

Attention:	Marc Ross
Huan Lou
E-mail:	mross@srfc.law
hlou@srfc.law

(b) If to SPAC, to:

DT Cloud Acquisition Corporation

30 Orange Street

London, United Kingdom

Attention:	Shaoke Li
E-mail:	jack.li@dtcloudspac.com

with a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati, Professional Corporation

Unit 2901, 29F, Tower C, Beijing Yintai Centre, No. 2 Jianguomenwai Avenue

Chaoyang District, Beijing, China

Attention:	Dan Ouyang
E-mail:	projectchelsea@wsgr.com

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(c) If to the Holder, to the address set forth on the Holder’s signature page hereto, or to such other address(es) as any party may have furnished to the others in writing in accordance herewith.

6. Enumeration and Headings. The enumeration and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

7. Counterparts. This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

8. Successors and Assigns. This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. The Holder hereby acknowledges and agrees that this Agreement is entered into for the benefit of and is enforceable by Company, SPAC and Pubco and their respective successors and assigns.

9. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

10. Termination of Merger Agreement. This Agreement shall be binding upon Holder upon Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void, and the parties shall not have any rights or obligations hereunder.

11. Amendment and Waivers. This Agreement may be amended or modified by written agreement executed by each of the parties hereto. The observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of each of the parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

12. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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13. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14. Dispute Resolution. Section 12.06 of the Merger Agreement is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

15. Governing Law. Section 12.06 of the Merger Agreement is incorporated by reference herein to apply with full force to any disputes arising under this Agreement.

16. Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and neither Pubco, the Company or SPAC will have an adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, each of Pubco, the Company and SPAC shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

17. Controlling Agreement. To the extent the terms of this Agreement (as amended, supplemented, restated or otherwise modified from time to time) directly conflicts with a provisions in the Merger Agreement, the terms of this Agreement shall control.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Lock-up Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MAIUS PHARMACEUTICAL GROUP CO., LTD.

By:
Name:	[ ]
Title:	[ ]

mAIUS pHARMACEUTICAL CO., LTD.

By:
Name:	[ ]
Title:	[ ]

DT CLOUD ACQUISITION CORPORATION

By:
Name:	[ ]
Title:	[ ]

HOLDER:
[ ]

By:
Name:	[ ]
Title:	[ ]
Number of locked shares owned by Holder: [ ]
Number of unlocked shares owned by Holder: [ ]

Address:	[ ]
Email:	[ ]